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                                   Exhibit 5.1

                          Opinion of Alston & Bird LLP

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                                 ALSTON&BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                        Fax: 404-881-7777 Telex: 54-2996

                                  March 8, 2002


MAPICS, Inc.
1000 Windward Concourse Parkway
Alpharetta, Georgia  30005

       Re:   Form S-8 Registration Statement --
             MAPICS, Inc. Amended and Restated 1998 Long-Term Incentive Plan MAPICS, Inc. Amended and Restated 1998 Non-Employee Directors Stock Option Plan
             MAPICS, Inc. Amended and Restated 1998 Non-Employee Directors Stock Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel for MAPICS, Inc., a Georgia corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 1,000,000 shares of the Corporation's common stock, $0.01 par value ("Common Stock"), that may be issued pursuant to the MAPICS, Inc. Amended and Restated 1998 Long-Term Incentive Plan (the "LTIP"), 150,000 shares of Common Stock that may be issued pursuant to the MAPICS, Inc. Amended and Restated 1998 Non-Employee Directors Stock Option Plan (the "Directors Option Plan"), and 100,000 shares of Common Stock that may be issued pursuant to the MAPICS, Inc. Amended and Restated 1998 Non-Employee Directors Stock Incentive Plan (the "Directors Incentive Plan," and, collectively with the LTIP and the Directors Option Plan, the "Plans"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     We have examined the Articles of Incorporation of the Corporation, as amended, the Bylaws of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto,

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MAPICS, Inc.
March 8, 2002
Page 2

and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

     Our opinion set forth below is limited to the laws of the State of Georgia, and we do not express any opinion herein concerning any other laws.

     Based on the foregoing, it is our opinion that the 1,250,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                   Sincerely,

                                   ALSTON & BIRD LLP


                                   By:   /s/ Laura G. Thatcher
                                       -----------------------------------------
                                       Laura G. Thatcher, Partner